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                                                                     Exhibit 2.3

                              CERTIFICATE OF MERGER

                                       OF

                            BASTET BROADCASTING, INC.
                             a Delaware corporation

                                       AND

                   MISSION BROADCASTING OF WICHITA FALLS, INC.
                             a Delaware corporation

In accordance with Section 251 of the General Corporation Law of the State of Delaware

It is hereby certified that:

     1. The constituent business corporations participating in the merger herein certified are:

     (i) Bastet Broadcasting, Inc., which is incorporated under the laws of the State of Delaware; and

     (ii) Mission Broadcasting of Wichita Falls, Inc. which is incorporated under the laws of the State of Delaware.

     2. An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

     3. The name of the surviving corporation in the merger herein certified is Mission Broadcasting of Wichita Falls, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

     4. The certificate of incorporation of Mission Broadcasting of Wichita Falls, Inc., as now in force and effect, shall continue to be the certificate of incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

     5. The executed Agreement of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows: 544 Red Rock Drive, Wadsworth, Ohio 44281.

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     6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

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     IN WITNESS WHEREOF, the undersigned have executed this Certificate of
Merger as of this 30th day of September, 2002.

                                                 BASTET BROADCASTING, INC.

                                                 By: /s/ David S. Smith
                                                     ---------------------------
                                                 Name: David S. Smith
                                                 Title: President

                                                 MISSION BROADCASTING OF WICHITA
                                                 FALLS, INC.

                                                 By: /s/ David S. Smith
                                                     ---------------------------
                                                 Name: David S. Smith
                                                 Title: President